SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BOO KOO HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BOO KOO HOLDINGS, INC.
4951 AIRPORT PARKWAY, #660
ADDISON, TX 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on August 8, 2008

To the Stockholders of
Boo Koo Holdings, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Boo Koo Holdings, Inc. (the “Company”) will be held at InterContinental Hotel, 15201 Dallas Parkway, Addison, TX 75001, on August 8, 2008 beginning at 10:00 a.m. local time. At the meeting, stockholders will act on the following matters:

•	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2008;

•
Approve an amendment to our 2006 Stock Incentive Plan (the “Stock Plan”) to increase the shares reserved for issuance under the Stock Plan from 8,000,000 to 12,000,000 and to proportionally increase the limitation on individual awards from 2,892,000 to 4,338,000;

•	Approve an amendment to our Certificate of Incorporation to change our name to Performing Brands, Inc.; and

•	Any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on July 3, 2008 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors Stephen C. Ruffini Chief Operating Officer, Chief Financial Officer and Secretary
July 16, 2008
Addison, Texas

BOO KOO HOLDINGS, INC.
4951 AIRPORT PARKWAY, #660
ADDISON, TX 75001

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on August 8, 2008 at 10:00 a.m. local time, at InterContinental Hotel, 15201 Dallas Parkway, Addison, TX 75001, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Boo Koo Holdings, Inc. The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about July 16, 2008.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders to:

•	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2008;

•
Approve an amendment to our 2006 Stock Incentive Plan (the “Stock Plan”) to increase the shares reserved for issuance under the Stock Plan from 8,000,000 to 12,000,000 and to proportionally increase the limitation on individual awards from 2,892,000 to 4,338,000;

•	Approve an amendment to our Certificate of Incorporation to change our name to Performing Brands, Inc.; and

•	Any other matters that may properly come before the meeting.

What are the Board's recommendations?

Our Board of Directors believes that the election of the director nominees identified herein, the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ended December 31, 2008, the amendment to our Certificate of Incorporation to change our name to Performing Brands, Inc. and the amendment to our 2006 Stock Incentive Plan to increase the shares reserved for issuance under the Stock Plan from 8,000,000 to 12,000,000 and to proportionally increase the limitation on individual awards from 2,892,000 to 4,338,000 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, July 3, 2008, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 55,056,380 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of the Company a notice of revocation;

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Some of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, InterWest Transfer Company, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

With respect to the fourth proposal (approval of an amendment to our Certificate of Incorporation), the affirmative vote of a majority of our outstanding shares of common stock is required to approve the proposal. As a result, abstentions will have the same practical effect as a negative vote on this proposal, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

With respect to the other proposals and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are "broker non-votes"?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the election of directors and the adoption of the increase in authorized shares of common stock. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the proposals that will be considered at the Annual Meeting is described above and in our proxy statement.

We believe that the proposals for the election of directors, ratification of our independent registered public accounting firm and the amendment to our Certificate of Incorporation are considered to be “routine” matters, and hence we do not expect that there will be a significant number of broker non-votes on these proposals. We believe that the proposal to approve the amendment to our 2006 Stock Incentive Plan is not a “routine” matter, and hence there may be a significant number of broker non-votes on this proposal.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

(Proposal No. 1)

At the Annual Meeting, eight directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board of Directors. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the eight nominees named below.

Nominees for Election

The persons listed below have been nominated for election (the "Director Nominees") to fill the eight director positions to be elected by the holders of the common stock.

Name	Age	Position	Director Since
Jack Belsito	47	Chairman of the Board	2008
Joseph Bayern	45	Director	2008
James Carreker (1)(2)	61	Director	2007
Gilbert M. Cassange	51	Director	2008
Charles Jarvie (2)	71	Director	2007
Kenneth Johnsen (1)(2)	54	Director	2007
Stephen C. Johnson	61	Director	2007
Steven B. Solomon	43	Director	2007

(1) Member of Audit Committee
(2) Member of Compensation Committee

Jack Belsito began to serve as a director of our Company in May 2008 and was appointed Chairman of the Board effective June 23, 2008. Mr. Belsito has extensive experience in the consumer products industry with companies such as Procter & Gamble, Pepsi, Snapple and Cadbury Schweppes Americas Beverages. Effective June 1, 2008, Mr. Belsito entered into a consulting services agreement with the Company. Prior to that, from 2004 to 2007, he held the position of President, Snapple Distributors, Inc., for Cadbury Schweppes Americas Beverages where he also served as part of the executive board. From 2002-2003, Mr. Belsito served as Chief Executive Officer of the Cadbury Schweppes Snapple Beverage Group Division. Mr. Belsito has extensive experience in the beverage industry holding senior positions in Franchising, Marketing, Sales, Business Development and M&A. He has led the acquisitions of both branded companies and bottling and distribution companies.

Joseph Bayern began to serve as a director of our Company in May 2008. Mr. Bayern has more than 10 years of experience in the consumer products industry and over 10 years in the consulting industry. Effective June 1, 2008 Mr. Bayern entered into a consulting services agreement with the Company. Prior to that, from July 2006 to November 2007, Mr. Bayern he held the position of Chief Strategy Officer of the Cadbury Schweppes Americas Beverages Division where he also served as part of the executive board. From August 2003 through July 2006, Mr. Bayern served as the Director of Global Strategy of Cadbury Schweppes in London and from November 2000 to August 2003 he served as Chief Strategy Officer of the Cadbury Schweppes Snapple Beverage Group Division.

James Carreker began to serve as a director of our Company in August 2007. Mr. Carreker served as the Chief Executive Officer of Wyndham Hotels and Resorts from 1988 to 2000, Trammell Crow Company from 1994 to 1996 and Wyndam International from 1999 to 2000. From 2002 to 2006, Mr. Carreker also served as Chairman of Bombay Company. He resigned from the Board of Directors of Bombay Company effective June 3, 2006. Mr. Carreker also served as the Chief Executive Officer of Bombay Company from 2003 to 2006. Subsequently, on September 20, 2007, Bombay Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Northern District of Texas, Fort Worth Division. Mr. Carreker currently serves on the board of CBRL Group, a publicly traded company. Additionally, Mr. Carreker has served as a trustee of the University of Miami, a member of the Miami Chamber of Commerce, the Chairman of the Dallas Housing Authority, an appointee by the Governor of Florida to the Florida Council of 100 and is a member of the Orange Bowl Committee. Mr. Carreker graduated from Oklahoma State University with a B.S. in Marketing and an MBA.

Gilbert M. Cassange began to serve as director of our Company in May 2008 and was briefly appointed to the position of Chairman of the Board. He stepped down from his Chairman of the Board role effective June 23, 2008 but continues to serve as a director of the Company. Mr. Cassagne has extensive experience in the consumer products and beverage industries with companies such as Procter & Gamble, The Dr Pepper Company and Cadbury Schweppes Americas Beverages. Effective June 23, 2008, Mr. Cassagne became Chief Executive Officer and President of Reddy Ice Holdings, Inc. Previously, from February 2003 until October 2007, he held the position of Chief Executive Officer of Cadbury Schweppes Americas Beverages, a division of the multinational consumer products company Cadbury Schweppes, where he also served as part of the executive board. Mr. Cassagne has held numerous other positions within Cadbury including Regional President of Asia Pacific and President of Motts. Mr. Cassagne also serves on the Board of Directors of Reddy Ice Holdings, Inc.

Charles Jarvie began to serve as our Chairman of the Board and a director of our company in August 2007; on November 1, 2007 he stepped down from his Chairman of the Board role but continued as a director. Mr. Jarvie held the Chairman of the Board position with Boo Koo Beverages, Inc., a privately held Texas corporation (“Old Boo Koo”) since 2006. Mr. Jarvie has been a Partner of Beta Capital Group LLC, an investment group, since 2001 and a Managing Partner of Procter Partners, Inc., an investment group, since 1990. From 1980 until 1992, Mr. Jarvie held various senior management positions for New Era Beverage Company, a product company, Schenley Industries, Inc., a spirits company, Fidelity Investments Marketing Corp., a money management company and Dr. Pepper Company, a soft drink company. From 1959 until 1979, Mr. Jarvie served in several capacities for The Procter & Gamble Company, a consumer goods products company, with his last position as Group Vice President, Food and Coffee Products. Mr. Jarvie serves on the Board of Directors for numerous private companies and various charitable organizations.

Stephen C. Johnson began to serve as a director of our Company in August 2007. Mr. Johnson had served as a director of Old Boo Koo since 2006. Mr. Johnson is a partner with Aspen Advisors, LP, an investment banking firm located in Dallas, TX. Mr. Johnson is also the owner and sole stockholder of the law firm Stephen C. Johnson, P.C. Mr. Johnson has been involved in investment banking and private equity for the past five years, both as a principal and as an advisor. Prior to joining Aspen Advisors, Mr. Johnson was a partner for 14 years with Gibson, Dunn & Crutcher, a national law firm with more than 850 lawyers worldwide. During Mr. Johnson's tenure with Gibson Dunn he specialized in advising businesses on a wide variety of legal issues including mergers and acquisitions, public offerings, private placements, joint ventures, going private transactions, restructurings and other financings and transactions. Mr. Johnson's experience includes transactions and general counseling in health-care, consumer products, financial services, sports, and real estate. Mr. Johnson was managing partner of Gibson Dunn's Dallas office and served on a number of the firm's committees. Mr. Johnson graduated from the University of Nebraska with a B.A., majoring in economics, and a J.D, with distinction. Mr. Johnson was an Editor of the Nebraska Law Review and a member of the Order of the Coif.

Kenneth Johnsen became a director of our Company in August 2007. Mr. Johnsen currently serves as the Chairman of HG Food, LLC (known as Homemade Gourmet), a position he has held since April 2007. Mr. Johnsen was the founder and Chief Executive Officer of Parago, Inc., a transaction processing company, from 2000 to 2006. He also served as President, Chief Operating Officer and a director of Metamor Worldwide, Inc., a publicly traded technology services company specializing in IT consulting and implementation, from 1996 to 1999. Mr. Johnsen’s experience also includes 22 years at IBM where he held numerous general management positions. In addition, Mr. Johnsen currently serves on the board of Perficient, Inc., a publicly traded company. Mr. Johnsen graduated from Drake University with a B.S. in Business Administration.

Steven B. Solomon began to serve as our Executive Chairman of the Board and a director on November 1, 2007. On June 22, 2008, he stepped down from his Executive Chairman of the Board role but continues to serve as a director of the Company. Mr. Solomon has served as a director and the President and Chief Executive Officer of CDSS Wind Down, Inc. (f/k/a Citadel Security Software Inc.), since its formation in December 1996. Mr. Solomon most recently led CDSS in its sale to McAfee, Inc. (NYSE: MFE). Mr. Solomon has also served as President and Chief Executive Officer of CT Holdings Enterprises, Inc. since May 1997 and as a director of CT Holdings since February 1996 until October of 2007 when he completed its merger with Xcorporeal Inc., a medical device company developing platform technology that may be used in devices that replace the functions of various human organs. Mr. Solomon also served as founder and a director of Parago, Inc., an incubation venture of CT Holdings that is an application solution provider and Internet-based business process outsourcer that provides an on-line suite of promotional offerings designed to automate promotional management and optimize the customer care services offered by its clients, and he served as Chairman of the Board of Directors of Parago from January 1999 to April 2001, and Chief Executive Officer of Parago from January 1999 to August 2000.

Family Relationships

There are no family relationships among our Director Nominees, management and other key personnel.

Committees of the Board of Directors and Director Independence

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange. However, in determining whether our Director Nominees are independent, we intend to comply with the rules of the American Stock Exchange, or AMEX. Our Board of Directors also will consult with counsel to ensure that such determinations by the Board of Directors are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. We have determined that Messrs. Jarvie, Carreker, Cassagne and Johnsen are independent directors as defined under the listing standards of the AMEX.

During 2007, the Board of Directors of the Company, including its predecessor, held 14 meetings. No director attended fewer than 75% of the Board meetings held during such director’s term as a director. We have a policy of encouraging, but not requiring, our Board members to attend annual meetings of stockholders. Last year the Company did not hold an Annual Meeting of Stockholders. However, all Board members, with the exception of Stephen Johnson, attended the Company's Special Meeting of Stockholders on December 17, 2007.

Committees of Board of Directors

The standing committees of our Board of Directors include an Audit Committee and a Compensation Committee. Additionally, our Board of Directors is expected to appoint a Nominating Committee. Until further determination by our Board of Directors, the full Board of Directors will undertake the duties of the Nominating Committee.

Audit Committee. The Audit Committee, which is a separately designated standing audit committee, oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and report to our Board of Directors any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Audit Committee also reviews and approves all transactions with affiliated parties. Messrs. Carreker and Johnsen serve as members of the Audit Committee and Mr. Carreker serves as the Chairman of the Audit Committee and our “audit committee financial expert,” as such term is defined by the Securities and Exchange Commission (the "SEC"). All members of the Audit Committee are independent directors as defined under the applicable SEC rules and AMEX listing standards.

Compensation Committee. The Compensation Committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs. The Compensation Committee also reviews the compensation of our Chief Executive Officer and makes recommendations in that regard to the Board of Directors as a whole. Messrs. Carreker, Jarvie and Johnsen serve as members of the Compensation Committee and Mr. Johnsen serves as the Chairman of the Compensation Committee.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and controller and other persons who perform similar functions. Our code of ethics is intended to be a codification of the business and ethical principles that guide us, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code. A copy of the code of ethics is posted on our website: www.bookooenergy.com under “Investor Relations - Corporate Governance.” Any substantive amendment to, or waiver from, any provision of the code of ethics with respect to any senior executive or financial officer will be posted on this website.

Executive Officers

The following table sets forth certain information regarding our current executive officers(1):

Name	Age	Position	Officer Since
Steven B. Solomon(2)	43	Interim Principal Executive Officer	2007
Stephen C. Ruffini	48	Chief Operating Officer and Chief Financial Officer	2007

(1) On August 1, 2007, we acquired Old Boo Koo, pursuant to an Agreement and Plan of Merger, dated as of June 21, 2007 (the “Merger Agreement”), by and among us, Captech Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), and Old Boo Koo, providing for the merger of Merger Sub and Old Boo Koo, with Merger Sub being the surviving corporation and continuing as our wholly-owned subsidiary (the “Merger”). Immediately following the Merger, we began operating Boo Koo’s business of producing, marketing and distributing alternative beverage category energy drinks. Daniel Y. Lee served as our Chief Executive Officer from the consummation of the Merger on August 1, 2007 until his resignation as President and Chief Executive Officer on November 15, 2007. Mr. Whiting served as the President, Chief Executive Officer and Acting Chief Financial Officer from April 2006 until his resignation from such positions on August 1, 2007 upon the consummation of the Merger. Hence, Messrs. Lee and Whiting appear in the Summary Compensation Table but not in the above table of current executive officers.

(2) Please refer to page 7 for information regarding Mr. Solomon.

Stephen C. Ruffini began to serve as our Chief Financial Officer in August 2007 and was appointed its Chief Operating Officer on November 6, 2007. Since August 2006, Mr. Ruffini has served as the Chief Financial Officer of Old Boo Koo. From 2001 until October 2005, Mr. Ruffini served as the Chief Financial Officer of Hit Entertainment, plc a publicly traded (FTSE-250) UK-company. Hit Entertainment is the preeminent young children’s entertainment company owning such brands as Barney the Dinosaur, Bob the Builder and Thomas the Tank Engine. From 1993-2001, Mr. Ruffini served as the Chief Financial Officer and Treasurer of Lyrick Corporation and RCL Enterprises, Inc. privately-held companies based in Allen, TX owning both entertainment properties, as well as commercial printing and publishing operations. From 1984 to 1993, Mr. Ruffini was a Senior Tax Manager at Arthur Andersen & Co. Mr. Ruffini has an MBA from the University of Texas at Austin and a BBA from Southern Methodist University. Mr. Ruffini is a Certified Public Accountant (CPA).

Director and Executive Officer Compensation

The executive compensation data provided below with respect to the fiscal years ended December 31, 2007 and 2006 represents compensation provided by us to Wesley F. Whiting, our sole executive officer prior to the Merger on August 1, 2007, as well as the executive compensation provided by Boo Koo and by Old Boo Koo (2006 and the period during 2007 prior to the Merger) to Daniel Y. Lee, the former Chief Executive Officer, and Stephen C. Ruffini, our current Chief Operating and Financial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation paid by us or Old Boo Koo during the fiscal years ended December 31, 2007 and 2006 to all persons serving as our chief executive officer at any time during the year ended December 31, 2007 and our other executive officers whose salary and bonus for the year exceeded $100,000 and who served as an executive officer of our Company as of December 31, 2007 (each, a “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Total Compensation ($)
Daniel Y. Lee Former President and Chief Executive Officer (3)	2007 2006	300,000 143,751	468,703 127,896	768,703 271,647

Stephen C. Ruffini Chief Operating Officer and Chief Financial Officer (4)	2007 2006	200,000 76,538	157,995 57,883	357,995 134,421

Wesley F. Whiting (5)	2007 2006	— —	— —	— —

(1)	Represents salary paid to or on behalf of executive. The executives do not receive any benefits that are not available to all of our employees.
(2)
Represents the expense to us pursuant to SFAS 123(R) for the respective year for stock options granted as long-term incentives pursuant to 2006 Option Plan. See notes to our Financial Statements for the fiscal year ended December 31, 2007 and 2006 for the assumptions used for valuing the expense under SFAS 123(R).

(3)
Mr. Lee served as our Chief Executive Officer from the consummation of the Merger on August 1, 2007 until his resignation as President and Chief Executive Officer on November 15, 2007. From July 5, 2006 until the consummation of the Merger, Mr. Lee served as Chief Executive Officer of Old Boo Koo. Compensation for Mr. Lee set forth in the table reflects compensation paid by Old Boo Koo during the fiscal years ended December 31, 2007 and 2006, for which he was employed approximately six months. We entered into a Separation Agreement with Mr. Lee on November 5, 2007 under which Mr. Lee was to receive a lump sum payment of $300,000 on December 31, 2007. Subsequently, Mr. Lee filed a lawsuit against us to enforce the terms of the Separation Agreement and to resolve such matters the parties entered into an agreement pursuant to which Mr. Lee received $175,000 on March 14, 2008 and will receive $30,000 per month, from March 14, 2008 until August 2008, at which time the obligations will have been paid in full. As of December 31, 2007, Mr. Lee had 1,180,175 vested Boo Koo option shares; such options were cancelled on June 30, 2008.

(4)
Mr. Ruffini has served as our Chief Financial Officer since the consummation of the Merger. From August 14, 2006 until the consummation of the Merger, Mr. Ruffini served as Chief Financial Officer of Old Boo Koo. Compensation for Mr. Ruffini set forth in the table reflects compensation paid by Old Boo Koo during the fiscal year ended December 31, 2006, for which he was employed for five months.

(5)
Mr. Whiting served as the President, Chief Executive Officer and Acting Chief Financial Officer from April 2006 until his resignation from such positions upon the consummation of the Merger. We did not pay Mr. Whiting any compensation for his services as our President, Chief Executive Officer and Acting Chief Financial Officer during the fiscal years ended December 31, 2007 and 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding exercisable and unexercisable option and stock awards held by the Named Executive Officers as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Daniel Y. Lee (1)	1,180,175	—	0.92	6/30/08
Stephen C. Ruffini (2)	390,420	260,280	0.92	8/28/16
Wesley F. Whiting (3)	—	—	—	—

(1)
Mr. Lee served as our Chief Executive Officer from the consummation of the Merger until his resignation on November 15, 2007. From July 5, 2006 until the consummation of the Merger, Mr. Lee served as Chief Executive Officer of Old Boo Koo. As of December 31, 2007, Mr. Lee was fully vested and held options to purchase an aggregate of 1,180,175 shares of our common stock. Such options were cancelled on June 30, 2008.

(2)
Mr. Ruffini has served as our Chief Financial Officer since the consummation of the Merger and the Chief Operating Office since November 6, 2007. From August 14, 2006 until the consummation of the Merger, Mr. Ruffini served as Chief Financial Officer of Old Boo Koo. As of December 31, 2007, Mr. Ruffini held options to purchase an aggregate of 650,700 shares of common stock of Boo Koo. Of such options, 216,700 vested upon the effective date of our registration statement on October 19, 2007. The remaining option grant of 433,800 shares of Boo Koo vest at the rate of 20% per annum starting on the grant date of August 29, 2006. The table reflects options to purchase shares of our common stock held by Mr. Ruffini as of December 31, 2007.

(3)
Mr. Whiting served as the President, Chief Executive Officer and Acting Chief Financial Officer from April 2006 until his resignation on August 1, 2007 from such position upon the consummation of the Merger. Mr. Whiting did not have any outstanding option grants as of December 31, 2007.

EXECUTIVE EMPLOYMENT CONTRACTS

Steven B. Solomon was appointed Executive Chairman of the Company for a three year term commencing on November 1, 2007 pursuant to an Employment Agreement by and between Boo Koo Beverages, Inc. and Mr. Solomon dated as of November 1, 2007 (the “Solomon Employment Agreement”). In accordance with the Solomon Employment Agreement, Mr. Solomon will receive (i) $100,000 for the period from November 1, 2007 through and including February 29, 2008 and (ii) $8,666.66 per month beginning on March 1, 2008 and extending until the termination of the Solomon Employment Agreement for any reason. Mr. Solomon will also be entitled to participate in our benefit plans and programs. Although Mr. Solomon resigned as Executive Chairman effective June 22, 2008, he continues to serve as interim principal executive officer pending the appointment of a new chief executive officer and his Employment Agreement remains in full force and effect.

Pursuant to the Solomon Employment Agreement, we granted Mr. Solomon 300,000 shares of restricted common stock subject to the terms of our standard Restricted Stock Agreement under our Stock Incentive Plan, one-third of which vested on November 1, 2007. The remaining shares of restricted common stock shall vest as to 100,000 shares on the first and second anniversary of Mr. Solomon’s commencement date (November 1, 2007) provided Mr. Solomon continues to be an employee of ours on each such anniversary. Pursuant to the terms of the Solomon Employment Agreement, any unvested shares of restricted common stock shall vest upon the earlier of: (i) a Change in Control; (ii) the termination by us of Mr. Solomon’s employment for any reason other than Cause; (iii) the termination of Mr. Solomon’s employment by Mr. Solomon for Good Reason; (iv) the termination of Mr. Solomon’s employment by mutual agreement of us and Mr. Solomon; or (v) the termination of Mr. Solomon’s employment by reason of his death or Disability (all as defined in the Solomon Employment Agreement). On May 21, 2008, the Company amended the Restricted Stock Award which was issued in accordance with Mr. Solomon's Employment Agreement to accelerate vesting of the remaining 200,000 shares of restricted stock.

On November 5, 2007, Boo Koo entered into a Separation Agreement with Mr. Lee. Pursuant to the Separation Agreement, Mr. Lee was to receive a lump sum payment of $300,000. Mr. Lee had until June 30, 2008 to exercise his 1,180,175 vested Boo Koo option shares; such options were cancelled on June 30, 2008. Pursuant to the Separation Agreement, Mr. Lee is prohibited from competing with Boo Koo for a period of one year and subject to a one year restriction on soliciting employees, customers and clients. Subsequently, Mr. Lee filed a lawsuit against us to enforce the terms of the Separation Agreement and to resolve such matters the parties entered into an agreement pursuant to which Mr. Lee received $175,000 on March 14, 2008 and will receive $30,000 per month, until August 2008, at which time the obligations will have been paid in full.

During calendar year 2007, Stephen C. Ruffini was employed pursuant to a Second Amended and Restated Employment Agreement to secure his continued service as Chief Financial Officer of Boo Koo. An amended was entered into on November 6, 2007 adding the title of Chief Operating Officer. Mr. Ruffini's employment agreement provides for a base salary of $200,000, the grant of options to purchase up to an aggregate of 650,700 shares of Boo Koo's common stock, a performance bonus, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. The agreement will continue until terminated by the executive or Boo Koo.

The terms of the employment agreements provide that if Mr. Ruffini is terminated without "cause" or if he resigns for "good reason," he shall be entitled to severance benefits in the amount of the executive's base salary for a period of 18 months following the date of termination and payment of any annual bonus that would otherwise be due for the fiscal year of termination, prorated to the number of days in the fiscal year for which the executive was employed. Upon termination due to death or disability, the executive will be entitled to any annual bonus that would otherwise be due for the fiscal year of termination, prorated to the number of days the executive was actively employed and providing services for the company. The term "good reason" means the voluntary termination of employment by executive within 60 days after the occurrence of, among other things, a “change of control” (as such term is defined in the employment agreements).

During the term of the employment agreements and for a period of two years thereafter, subject to applicable law, the executives will be subject to restrictions on competition with Boo Koo. During the term of the employment agreements and for a period of one year thereafter for Mr. Ruffini will be subject to restrictions on the solicitation of our employees, customers and clients.

Equity Compensation Plans

Please see the description of our 2006 Stock Incentive Plan under Proposal No. 3.

Director Compensation Table

The following table sets forth certain summary information with respect to the compensation earned during the 12-month period ended December 31, 2007 by each of our directors, including the compensation paid to Old Boo Koo directors, as well as the directors since the completion of the Merger.

Name	Fees Earned ($)		Stock Awards ($) (1)		Total ($)

Steven B. Solomon	50,000		250,000	(2)	300,000
Charles Jarvie	84,330	(3)	57,719	(3)	142,049
Jim Carreker	6,500		26,250	(4)	32,750
Ken Johnsen	6,000		26,250	(4)	32,250
Steve Johnson	3,000		10,000	(4)	13,000
Victor Schmerbeck	-0-		-0-	(5)	-0-

(1)
The value of the stock awards are determined in accordance with SFAS 123(R) as disclosed in Note 11 to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2007. There can be no assurance that the amounts calculated under SFAS 123(R) will be realized and amounts realized could ultimately exceed the amounts calculated under SFAS 123(R).

(2)
Steven Solomon was granted 300,000 shares of restricted common stock subject to the terms of our standard Restricted Stock Agreement under our Stock Incentive Plan, one-third of which vested on November 1, 2007. The remaining shares of restricted common stock shall vest as to 100,000 shares on the first and second anniversary of Mr. Solomon’s commencement date (November 1, 2007) provided Mr. Solomon continues to be an employee of ours on each such anniversary. Pursuant to the terms of the Solomon Employment Agreement, any unvested shares of restricted common stock shall vest upon the earlier of: (i) a Change in Control; (ii) the termination by us of Mr. Solomon’s employment for any reason other than Cause; (iii) the termination of Mr. Solomon’s employment by Mr. Solomon for Good Reason; (iv) the termination of Mr. Solomon’s employment by mutual agreement of us and Mr. Solomon; or (v) the termination of Mr. Solomon’s employment by reason of his death or Disability (all as defined in the Solomon Employment Agreement). On May 21, 2008, the Company amended the Restricted Stock Award which was issued in accordance with Mr. Solomon’s Employment Agreement to accelerate the vesting of the remaining 200,000 shares of restricted stock.

(3)
Charles Jarvie was paid at an annual rate of $100,000, payable in equal monthly installments, for service as our Chairman of the Board both before the Merger (Old Boo Koo) and upon completion of Merger until his resignation as Chairman on November 1, 2007. On November 1, 2007 he was paid at the standard independent director rate of $1,000 per board meeting attended. In addition, Mr. Jarvie received an aggregate of 54,528 shares of Boo Koo common stock (7,542 Old Boo Koo shares) in 2006 and 2007 which vested in 2007 for services rendered as the Chairman of Old Boo Koo. These shares converted into shares of our common stock in connection with the Merger.

(4)
These directors each received a restricted stock award of 30,000 shares during 2007. The restricted stock award does not vest until 3 years from the award dates, and the SFAS 123(R) charge in 2007 recorded for these shares represents the straight-line amortization over the requisite service period.

(5)	Victor Schmerbeck was a director of Old Boo Koo and briefly after the Merger. He resigned for other business reasons on August 15, 2007. He did not receive any compensation in 2007.

During 2007, we reimbursed our directors for reasonable travel and other out-of-pocket expenses incurred in connection with attending board meetings or company requested business. On August 16, 2007, we approved the following compensation for non-employee directors (i) meeting participation fees of $1,000 for each board meeting or duly constituted committee chaired in person; (ii) $500 for each committee meeting attended in person; and (iii) a 30,000 stock grant with a vesting date three years for date of grant. The stock grant is pursuant to the terms of our 2006 Stock Incentive Plan. During 2008, our Board of Directors decided, as a result of our cash position, to suspend cash payments under the aforementioned compensation policy and to grant equity-based awards to our board members in lieu of cash compensation. Pursuant to this new policy, we issued equity based awards to our board members in May 2008.

In connection with their appointment to the Board of Directors, we agreed to pay Jim Carreker and Ken Johnsen 30,000 “restricted” shares of our common stock under our Stock Incentive Plan that vest on August 15, 2010. These directors will receive $1,000 per board meeting attended, $1,000 per meeting for serving as the Chairman of the Audit Committee or the Compensation Committee and $500 per meeting for serving as non-Chairman of such committee, as the case may be.

We also agreed to pay Steve Johnson 30,000 “restricted” shares of our common stock under our Stock Incentive Plan that vest on September 26, 2010. He is also eligible to receive $1,000 per board meeting attended.

Compensation Committee Interlocks and Insider Participation

During parts of our fiscal year ended December 31, 2007, we did not have a compensation committee or another committee of our Board of Directors performing equivalent functions. Instead, the entire Board of Directors performed the function of a compensation committee. Upon completion of the Merger and the appointment of Messrs. Carreker and Johnsen both an audit and compensation committee were formed on August 16, 2007. No member of the Compensation Committee has been an officer or employee of the Company. During 2007, no executive officer of the Company and no member of its Board of Directors was a director or compensation committee member of any other business entity which has an executive officer who sits on the Company’s Board of Directors or Compensation Committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 3, 2008 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company's current directors; (ii) each of the Named Executive Officers; (iii) all of the current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after July 3, 2008 (“Presently Exercisable Options”) or under warrants that are exercisable on or within 60 days after July 3, 2008 (“Presently Exercisable Warrants”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 55,056,380 shares of common stock outstanding as of July 3, 2008 plus any shares issuable upon exercise of Presently Exercisable Options and Presently Exercisable Warrants held by such person or entity.
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage Owned

Jack Belsito	6,500,000	11.8%
Joseph Bayern	6,500,000	11.8
Steven B. Solomon	4,994,678	9.1
Gilbert M. Cassagne(2)	1,725,000	3.1
Charles Jarvie (3)	479,528	*
Daniel Y. Lee (3)(4)	—	—
Stephen C. Ruffini (3)(5)	1,221,180	2.2
Stephen C. Johnson (3)(6)	1,193,817	2.2
James Carreker	538,333	1.0
Kenneth Johnsen	455,000	*
Crestview Capital Master LLC (7)	5,578,399	10.1
Passport Global Master Fund SPC Ltd for and on behalf of portfolio A - global strategy (8)	3,442,416	6.3
All executive officers and directors as a group (nine persons)(9)	23,607,536	41.7%

* Indicates less than 1%

(1)	Unless otherwise provided, the address of each beneficial owner is 4951 Airport Parkway, #660, Addison, Texas 75001.

(2)
Includes 225,000 shares of common stock underlying warrants issued to Mr. Cassagne on June 27, 2008 in connection with the issuance of a promissory note. Please see "Transactions with Related Persons - Promissory Note and Warrant Issuances" for additional detail.

(3)	Each person began to serve as an executive officer or director upon consummation of the Merger.

(4)	Mr. Lee served as our Chief Executive Officer from the consummation of the Merger until his resignation on November 15, 2007.

(5)	Does not include 173,520 shares of our common stock issuable upon exercise of options that are not exercisable within sixty days of July 3, 2008.

(6)
Includes warrants to purchase 213,088 shares of common stock underlying warrants issued to MVPS. MVPS is a registered broker dealer, and an affiliate of Aspen Equity Partners, LLC, which acted as the co-placement agent in connection with the Financing. MVPS, LLC has also provided advisory services to Old Boo Koo. Mr. Johnson, one of our directors, is a member of MVPS and may be deemed to own the securities held by MVPS.

(7)
Crestview Capital Partners, LLC ("Crestview Partners") serves as the investment manager of Crestview Capital Master, LLC ("Crestview"), and as such has been granted investment discretion over investments including the common stock owned by Crestview. As a result of its role as investment manager to Crestview, Crestview Partners may be deemed to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of Common Stock held by Crestview. However, Crestview Partners does not (except indirectly as the general partner of Crestview) have the right to receive any dividends from, or the proceeds from the sale of, the Common Stock held by Crestview and disclaims any ownership associated with such rights. Currently, Stewart Flink, Robert Hoyt and Daniel Warsh, in their capacity as managers of Crestview Partners, have delegated authority regarding the portfolio management decisions of Crestview Partners with respect to the Common Stock owned by Crestview. None of such persons has any legal right to maintain such delegated authority. As a result of such delegated authority, Messrs. Flink, Hoyt and Warsh may be deemed to be the beneficial owners of Common Stock held by Crestview. However, neither of Messrs. Flink, Hoyt and Warsh has any right to receive any dividends from, or the proceeds from the sale of, the Common Stock held by Crestview and disclaim beneficial ownership of such shares of Common Stock.

(8)
Passport Holdings, LLC, a Delaware limited liability company (“Passport Holdings”), serves as Special Shareholder of the Passport Global Master Fund SPC Ltd for and on behalf of portfolio A - global strategy (“Global Fund”), and Passport Management, LLC (“Passport Management”), a Delaware limited liability company (“Passport Management”) serves as investment manager to the Global Fund. Passport Capital, LLC, a Delaware limited liability company (“Passport Capital”) is the managing member of Passport Management and of Passport Holdings. John Burbank, a natural person, is the sole managing member of Passport Capital. As a result, each of Passport Management, Passport Holdings, Passport Capital and John Burbank may be considered to indirectly beneficially own the securities directly beneficially owned by these Selling Stockholders.

(9)	See Footnotes (2) through (6) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Except as set forth below, based solely on our review of the copies of such forms received by us and upon written representations of our Reporting Persons received by us, we believe that for the fiscal 2007 there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons.

Steven B. Solomon filed a Form 3 on November 13, 2007. Such Form 3 should have been filed no later than November 12, 2007.

Stephen C. Johnson filed a Form 4 on October 3, 2007. Such Form 4 should have been filed no later than September 28, 2007.

Transactions with Related Persons

Recapitalization and Stock Purchases

On March 23, 2006, Old Boo Koo and Aspen Advisors, LP (“Aspen Advisors”), a Texas limited partnership and an affiliate of BK Beverages, LLC (the “BK Beverages”), a Texas limited liability company and Old Boo Koo’s largest stockholder immediately prior to the Merger, entered into a financial consulting agreement (the “FCA”) pursuant to which Aspen Advisors agreed to assist in arranging the sale of shares of common stock of Old Boo Koo for up to $12,500,000 (the “Recapitalization”), and thereafter assist Old Boo Koo in connection with the Merger. Pursuant to the FCA, Aspen Advisors also agreed to assist Old Boo Koo with financings after the closing of the Recapitalization. In consideration of the foregoing services, Old Boo Koo paid Aspen Advisors a fee of $600,000 in cash at the closing of the Recapitalization, and agreed to (a) pay Aspen Advisors a fee equal to 5% of the gross proceeds of any financings subsequent to the closing of the Recapitalization and (b) reimburse Aspen Advisors for its direct, reasonable expenses in performing services under the FCA. In addition, in consideration of the consulting services provided in connection with Merger, Old Boo Koo issued to an affiliate of Aspen Advisors, MVPS, LLC, a Texas limited liability company (“MVPS”), a warrant to purchase up to 3% of the outstanding shares of common stock of the combined Captech and Old Boo Koo which resulted in the issuance of 750,000 shares of our common stock.

We entered into and closed on a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of August 1, 2007, among the Company and the purchasers named therein (the “Purchasers”). The Securities Purchase Agreement provides for the sale by the Company to the Purchasers of a total of 6,252,595 shares of our common stock (the “Shares”) at a price of $1.20 per share for gross proceeds of approximately $7.5 million (the “Financing”). In connection with the Financing, the FCA has been amended and Aspen Advisors is no longer entitled to a fee equal to 5% of the gross proceeds of any financings subsequent to the closing of the Recapitalization. Victor Schmerbeck, one of our former directors, and Stephen Johnson, one of our current directors, are a managing director and a partner, respectively, of Aspen Advisors.

On May 2, 2006, Old Boo Koo issued to JohnsTown, LLC (“JTLLC”), a Texas limited liability company and an affiliate of Aspen Advisors, (i) an unsecured convertible promissory note in the principal amount of $400,000, bearing interest at a rate of 10% per annum payable in cash, and (ii) a warrant to purchase up to 2% of the outstanding shares of common stock of Old Boo Koo on a fully diluted basis as of the date of purchase at an exercise price of $0.01 per share. On June 1, 2006, Old Boo Koo issued to JTLLC, (i) an unsecured convertible promissory note in the principal amount of $200,000, bearing interest at a rate of 10% per annum payable in cash, and (ii) a warrant to purchase up to 2% of the outstanding shares of common stock of Old Boo Koo on a fully diluted basis as of the date of purchase at an exercise price of $0.01 per share. At the closing of the Recapitalization on July 5, 2006, JTLLC converted the unsecured convertible promissory notes into an aggregate of 60,000 shares of Old Boo Koo common stock and exercised the warrants to purchase an aggregate of 1,086 shares of common stock of Old Boo Koo. The shares of common stock of Old Boo Koo converted into shares of our common stock pursuant to the terms of the Merger.

In connection with the closing of the Recapitalization, Old Boo Koo issued to BK Beverages 665,000 shares of common stock of Old Boo Koo in exchange for $6,650,000 in cash pursuant to the terms of an amended and restated stock purchase agreement (the “Stock Purchase Agreement”), dated as of July 5, 2006, among Old Boo Koo, BK Beverages, the former Chairman and Chief Executive officer of Old Boo Koo, the former Chief Operating Officer of Old Boo Koo, Dallas Financial Solutions, Inc., a Texas corporation and affiliate of the former Chairman and Chief Executive Officer (“DFS”), BKB Partners, L.P., a Texas limited partnership an affiliate of the former Chief Operating Officer (“BKB” and together with the other parties, the “Majority Stockholders”). At such time, BK Beverages also purchased an aggregate of 500,000 shares of common stock of Old Boo Koo from the Majority Stockholders in exchange for $5,000,000 in cash pursuant to the terms of a stock purchase agreement, dated as of July 5, 2006, among BK Beverages and the Majority Stockholders (the “Selling Stockholders SPA”). BK Beverages distributed all of the shares of common stock of Old Boo Koo it acquired pursuant to the Stock Purchase Agreement and Selling Stockholders SPA to its members immediately prior to the Merger, all of which shares were converted into an aggregate of 15,033,253 shares of our common stock pursuant to the terms of the Merger.

On August 30, 2006, Old Boo Koo issued to BK Beverages an unsecured convertible promissory note in the principal amount of $875,000 (with accrued and unpaid interest being added to the principal of such note quarterly), with a stated maturity date of August 30, 2008 (the “First BK Note”). The First BK Note converted at $10.00 per share into Old Boo Koo shares, which were converted into shares of our common stock pursuant to the terms of the Merger and are included in the 15,033,253 shares described above.

Subsequent to the closing of the Recapitalization, disputes arose among Old Boo Koo, the former Old Boo Koo major stockholders and BK Beverages, regarding certain alleged breaches of the Stock Purchase Agreement and the Selling Stockholders SPA and certain uses by the major stockholders of Old Boo Koo funds prior to the closing of the Recapitalization. On October 17, 2006, BK Beverages, Old Boo Koo, the major stockholders and certain other consultants, vendors and other parties entered into a settlement agreement pursuant to which (i) the Holdback Amount was disbursed by BK Beverages to Old Boo Koo ($550,000 in settlement of the dispute concerning the use of Old Boo Koo funds by the Majority Stockholders and prior management and $450,000 as a loan to meet Old Boo Koo’s working capital needs) and (ii) the former CEO transferred 175,000 shares of common stock of Old Boo Koo to BK Beverages. In connection with the receipt of the $450,000 portion of the Holdback Amount and an additional loan of $125,000 from BK Beverages to Old Boo Koo, Old Boo Koo issued an unsecured subordinated convertible promissory note, dated as of October 5, 2006, in the original principal amount of $575,000, (with accrued and unpaid interest being added to the principal of such note quarterly), with a stated maturity date of August 30, 2008 (the “Second BK Note”). The Second BK Note converted at $10.00 per share into Old Boo Koo shares, which were converted into shares of our common stock pursuant to the terms of the Merger and are included in the 15,033,253 shares described above.

As a part of a purchase price adjustment in connection with the Recapitalization, Old Boo Koo issued to BK Beverages a warrant to purchase 525,000 shares of common stock of Old Boo Koo at an exercise price of $0.01 per share. BK Beverages acquired an aggregate of 525,000 shares of common stock of Old Boo Koo upon exercise of such warrant. Such shares were converted into shares of our common stock pursuant to the terms of the Merger and are included in the 15,033,253 shares described above.

As a part of a purchase price adjustment in connection with the Recapitalization, Old Boo Koo issued to Aspen Advisors (i) a warrant to purchase 18,850 shares of Old Boo Koo common stock, with an exercise price of $0.01 per share and (ii) an unsecured subordinated convertible promissory note, dated October 5, 2006, in the original principal amount of $72,500 (with accrued and unpaid interest being added to the principal of such note quarterly), with a stated maturity date of August 30, 2008 (the “MVPS Note”). MVPS acquired an aggregate of 26,700 shares of common stock of Old Boo Koo upon exercise of the warrant and conversion of the MVPS Note immediately prior to the Merger, all of which shares were converted into an aggregate of 193,041 shares of our common stock pursuant to the terms of the Merger.

Convertible Note and Warrant Issuances

In January 2007, Old Boo Koo issued Steven B. Solomon (who became the Company’s Executive Chairman on November 1, 2007) and Crestview Capital Master, LLC, a Delaware limited liability company (“Crestview”), unsecured subordinated promissory notes in the principal amount of $1,250,000 and $250,000, respectively, bearing interest at the rate of 18% per annum, with a stated maturity date of January 16, 2008 and January 11, 2008, respectively (each, a “Bridge Note”). In connection therewith, Old Boo Koo issued to Solomon and Crestview, warrants to purchase 142,999 and 28,600 shares of Old Boo Koo common stock, respectively, at an exercise price of $0.01 per share and an expiration date of January 16, 2010 and January 11, 2010, respectively. In February 2007, Old Boo Koo issued Crestview and a third party an unsecured subordinated promissory note in the principal amount of $375,000 and $125,000, respectively, bearing interest at the rate of 18% per annum, with a stated maturity date of February 21, 2008 and February 26, 2008, respectively. In connection therewith, Old Boo Koo issued warrants to purchase 42,900 and 14,300 shares of Old Boo Koo common stock, to the lenders at an exercise price of $0.01 per share and an expiration date of February 23, 2010. An affiliate of Crestview is the largest owner of membership interests in BK Beverages. In connection with the Merger and the Financing, all of the warrants converted into shares of our common stock. In addition, Crestview converted the entire principal and interest underlying its Bridge Note into shares of our common stock at $1.20 per share. As part of the Merger, Mr. Solomon converted $496,438 of principal underlying his Bridge Note into shares of our common stock at $1.20 per share. The remaining principal and interest remaining under his Bridge Note converted into shares of our common stock at $1.20 per share in August 2007.

Promissory Note and Warrant Issuances

On June 27, 2008, the Company entered into a 15% subordinated promissory notes (the "Note") in the principal amount of $150,000 with Gilbert Cassagne, a member of the Company's Board of Directors pursuant to which Mr. Cassagne loaned the Company $150,000. The Note shall be due and payable on December 31, 2008 and may be pre-paid without penalty. The Note will accrue simple interest at the rate of 15% per annum; such interest shall be due and payable on any date on which the principal is due.

In connection with the Note, the Company issued to Mr. Cassagne warrants to purchase 225,000 shares of its common stock par value $0.0001 at an exercise price of $0.01 per share. Such warrants are exercisable immediately and have a five-year term.

Consulting Arrangements

We agreed to pay Charles Jarvie an annual fee of $100,000, payable in equal monthly installments, for service as our Chairman of the Board. Upon his resignation on November 1, 2007 this agreement was terminated and he is now paid as an independent director. In addition, Mr. Jarvie received 7,542 shares of Old Boo Koo common stock for services rendered as the Chairman of Old Boo Koo. These shares converted into shares of our common stock pursuant to the terms of the Merger.

On May 21, 2008, we entered into consulting services agreements with Messers Belsito, Bayern and Cassagne pursuant to which each person will receive monthly compensation in the amount of $8,333.33 for consulting services to be provided to the Company commencing on June 1, 2008. On June 21, 2008, the consulting services agreement between Mr. Cassagne and us was terminated with effective date of June 1, 2008.

Securities Transactions with Old Boo Koo

Immediately prior to the Merger and pursuant to a stock purchase agreement among us, Old Boo Koo and John Raby, our then-largest stockholder, Old Boo Koo purchased an aggregate of 47,627 shares of our common stock. In exchange for such shares, Old Boo Koo paid Mr. Raby $600,000 in cash. Under the agreement, Mr. Raby made customary representations and warranties about us, including among others, representations and warranties related to our capitalization, compliance with laws, litigation, liabilities, financial statements, taxes and that we had no current operations. In addition, Mr. Raby agreed to indemnify us for any breach of representations, warranties and covenants.

The Financing

In connection with the Financing, Aspen Equity Partners, LLC, an affiliate of Aspen Advisors and a registered broker dealer, acted as a co-placement agent in connection with the Financing and received cash commissions of $447,481 (a portion of which amount was used to purchase 340,817 shares of common stock in connection with the Financing) and received warrants to purchase 213,088 shares of our common stock at a price of $1.32 per share, which warrants are exercisable until September 25, 2012.

2008 Financing

We have engaged Aspen Advisors as our “exclusive” financial advisor to assist us in raising capital in one or more transactions involving the sale of securities to investors (the "Offering" or "Offerings"). This engagement terminates on August 27, 2008. In connection with any such Offerings, Aspen Advisors will undertake such financial analysis and provide such financial advisory and investment banking services as we may reasonably request. In consideration of the foregoing services, we will pay Aspen Advisors an amount equal to 7% of the gross proceeds from any such Offerings, plus reasonable out of pocket expenses. In addition, Aspen Advisors will receive an amount equal to 4% of the securities issued in any such Offerings in the form of warrants at an exercise price equal to 110% of the price of any such Offerings.

Review, Approval and Ratification of Related Party Transactions

During 2007, at the time of the above referenced transactions, we did not have sufficient disinterested directors to approve or ratify such transactions. However, all future transactions between us and our officers, directors and principal stockholders and their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by our Audit Committee or another independent committee of our Board of Directors. With respect to the above referenced transactions that occurred during 2008, such transactions were approved by a majority of disinterested directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF THE DIRECTOR NOMINEES

PROPOSAL 2: RATIFY THE APPOINTMENT OF MCGLADERY & PULLEN
LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE YEAR ENDED DECEMBER 31,2 008
(Proposal No. 2)

The Audit Committee has reappointed McGladrey & Pullen LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2008, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting of Stockholders.  Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Representatives of the firm of McGladrey & Pullen LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP, a member firm of RSM International, for the audit of our financial statements for the fiscal years ended December 31, 2007 and December 31, 2006, and fees billed for other services rendered by McGladrey & Pullen during these periods.

	December 31, 2007	December 31, 2006
Audit Fees (1)	$158,084	$92,198
Audit-Related Fees (2)	90,190	21,148
Tax Fees	13,914	4,930
All Other Fees (3)	1,631	—
Total Fees	$263,819	$118,276

(1)
Audit fees are comprised of fees for professional services performed by McGladrey & Pullen, a member firm of RSM International, for the audit of our annual financial statements and the review of our quarterly financial statements (including $90,000 payable in 2008 for services related to the completion of the 2007 audit and Form 10-KSB), as well as other services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees are comprised of fees for professional services performed by McGladrey & Pullen, a member firm of RSM International, in connection with the acquisition of Old Boo Koo in 2006 and our reverse merger in 2007, including regulatory filings for the private placement and approximately $3,000 payable in 2008 for services related to the Company’s SB-2 registration statement.

(3)	All other fees consist of pass-through cost of subscription for third-party online research website.

Pre-approval Policies

The Audit Committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Board of Directors before the services were rendered.

The Board of Directors has considered the nature and amount of fees billed by McGladrey & Pullen, a member of firm of RSM International, and believes that the provision of services for activities unrelated to the audit is compatible with maintaining McGladrey & Pullen’s independence.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On August 1, 2007, we appointed McGladrey & Pullen, LLP, as our independent registered public accounting firm to replace Jaspers & Hall, PC following our dismissal of Jaspers & Hall, PC (following their review of the Quarterly Report on Form 10-QSB for the three months ended June 30, 2007 of Captech Financial Group, Inc. (our predecessor)). This action was ratified by our Board of Directors on August 1, 2007. During the period from May 4, 2006 through August 1, 2007, we had no disagreements with Jaspers & Hall, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Jaspers & Hall, PC would have caused it to make reference to the subject matter of the disagreements in its report. Jaspers & Hall, PC’s report on our financial statements for the fiscal year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. A letter addressed to the Securities and Exchange Commission from Jaspers & Hall, PC stating that it agreed with the above statement is attached as an exhibit to our Form 8-K filed with the SEC on August 3, 2007 and August 14, 2007.

On May 4, 2006, we appointed Jaspers & Hall, PC as our independent registered public accounting firm to replace Larry Wolfe, C.P.A. following his resignation on May 3, 2006. This action was ratified by our Board of Directors on May 4, 2006. During our fiscal years ended December 31, 2005 and 2004 and the subsequent interim period through May 3, 2006, we had no disagreements with Mr. Wolfe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mr. Wolfe, would have caused him to make reference to the subject matter of the disagreements in his report. Neither of Mr. Wolfe’s reports on our financial statements for the fiscal years ended December 31, 2005 and 2004 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. A letter addressed to the Securities and Exchange Commission from Mr. Wolfe stating that he agreed with the above statement was attached as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on July 20, 2006.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE INDEPDENT REGISTERED PUBLIC
ACCOUNTING FIRM

PROPOSAL 3: APPROVE THE AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN

(Proposal No. 3)

At the Annual Meeting, the stockholders are being asked to approve the Amendment (as defined below) to our 2006 Stock Incentive Plan (the “Stock Plan”). As of July 1, 2008 options to purchase 1,957,952 shares of our common stock were outstanding under the Stock Plan and there were 5,338,528 shares of our common stock issued as restricted stock awards. As of July 1, 2008, 4,703,520 shares of common stock remained available for issuance under the Stock Plan. The Stock Plan was adopted by our Board of Directors on August 29, 2006 and subsequently amended on March 20, 2007, September 26, 2007 and November 16, 2007. The Stock Plan, as amended, was approved by our stockholders on December 17, 2007 at a special meeting of stockholders.

On May 21, 2008, our Board of Directors amended the Stock Plan to increase the number of shares of common stock available for issuance under the Stock Plan from 8,000,000 to 12,000,000 and to proportionally increase the limitation on individual awards from 2,892,000 to 4,338,000 (the "Amendment"), because our Board of Directors believes that stock-based awards are a key component to our ability to retain and attract qualified individuals to serve as our officers, directors, employees and consultants. Approval of the Amendment is intended to ensure that we can continue to provide an incentive to our officers, directors, employees and consultants by enabling them to share in our future growth. Accordingly, the Board of Directors recommends that the stockholders approve the Amendment. The Amendment will remain effective even if the stockholders do not approve the Amendment; however we will lose certain tax benefits related to the Stock Plan if the Amendment is not approved by the stockholders.

Description of the 2006 Stock Incentive Plan

General. The general purpose of the Stock Plan is to provide an incentive to our officers, employees, directors and consultants, by enabling them to share in the future growth of our business. The Stock Plan permits the grant of stock options and restricted stock awards. Our Board of Directors believes that the granting of stock options and restricted stock awards promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

The Board of Directors also believes that the Stock Plan advances our interests by enhancing our ability to (a) attract and retain officers, employees, directors and consultants who are in a position to make significant contributions to our success; and (b) encourage these individuals to take into account our long-term interests through ownership of our shares.

Administration. The Stock Plan is administered by the compensation committee of our Board of Directors. The compensation committee may grant options to purchase shares of our common stock, as well as restricted shares of our common stock. The compensation committee also has authority to determine the terms and conditions of each option or other kind of equity award and adopt, amend and rescind rules and regulations for the administration of the Stock Plan. No options or awards may be made under the Stock Plan after August 28, 2016, but the Stock Plan will continue thereafter while previously granted options or awards remain subject to the Stock Plan.

Eligibility. Officers, employees, directors and consultants of the Company and its affiliates are eligible to receive options or restricted stock awards under the Stock Plan. However, only officers and employees are eligible to receive grants of stock options that are “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as discussed further below.

Shares Subject to the Stock Plan. Prior to the adoption of the Amendment by the Board of Directors, 8,000,000 shares of common stock were available for issuance in connection with options and awards granted under the Stock Plan, subject to customary adjustments for stock splits, stock dividends or similar transactions. As of May 20, 2008, 3,776,655 shares of common stock have been issued under the Stock Plan and/or are subject to outstanding options that have not been exercised or canceled and restricted stock awards. As of May 20, 2008, 4,223,344 shares of common stock were available for issuance under the Stock Plan. The Amendment provides that an additional 4,000,000 shares of common stock will be available for issuance under the Stock Plan and that, as amended, the total number of shares of common stock reserved for issuance under the Stock Plan is 12,000,000. After the Board of Directors approved the Amendment, we granted option and/or restricted stock awards under the Stock Plan covering an additional 4,700,000 shares of common stock. As of July 1, 2008, 7,296,480 shares of common stock have been issued under the Stock Plan and/or are subject to outstanding options and restricted stock awards that have not been exercised or canceled. If any option granted under the Stock Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option or award was forfeited will be available for future grants under the Stock Plan. The maximum number of shares of common stock that may be subject to options and/or restricted stock awards granted under the Stock Plan, as amended, to any one person in any calendar year is 4,338,000.

Terms and Conditions of Options. Options granted under the Stock Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “non-qualified” stock options that do not meet the requirements of Section 422 of the Code. The exercise price of options granted under the Stock Plan will not be less than the fair market value per share of common stock on the date of grant. However, the exercise price of incentive stock options granted to a stockholder owning 10% or more of our outstanding common stock must be 110% of fair market value on the date of grant. No option may be exercisable for more than ten years (five years in the case of an incentive option granted to a ten-percent or more stockholder) from the date of grant. Options granted under the Stock Plan will be exercisable at such time or times as the compensation committee prescribes at the time of grant.

Generally, the option price may be paid in cash or by check, or if permitted by the compensation committee, by delivery of shares of our common stock having a fair market value equal to the purchase price that have been owned by the optionee for at least six months at the time of exercise, or a cashless exercise or “same day sale” arrangement, or by a combination of such methods.

The compensation committee is authorized to establish the exercise period, if any, of options following an optionee’s termination of employment or service with the Company and its affiliates. No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient.

Terms and Conditions of Restricted Stock Awards. Restricted stock awards granted under the Stock Plan provide for grants of shares of our common stock that are subject to restrictions on transfer and are generally forfeitable to the extent that the recipient terminates service with us and our affiliates prior to the time that the restrictions lapse or the vesting requirements are attained. Restrictions are determined by the compensation committee and may be based on the passage of time, the attainment of one or more performance goals or any other conditions or events that the compensation committee deems appropriate. Unless otherwise determined by the compensation committee, the recipient of a restricted stock award will not be required to make any payment for shares of our common stock issued in connection with a restricted stock award. Holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will generally be subject to the same restrictions as the underlying shares of restricted stock.

Effect of Change in Control. Unless otherwise determined by the compensation committee at the time an option or restricted stock award is granted, or otherwise provided by a grantee’s employment agreement, if a “Change in Control” occurs, each outstanding option will become vested and exercisable and the restrictions with respect to all outstanding restricted stock awards will lapse. If an optionee does not exercise his or her options within 30 days following the Change in Control (or the expiration of the term of the option if earlier), those options will be forfeited.

A “Change in Control” will occur if (i) a person or entity or group of persons and/or entities acting in concert become the direct or indirect owner(s) of securities of the company representing 50% or more of the combined voting power of our then outstanding securities, (ii) a change in the composition of our Board of Directors whereby persons who on the effective date of the Stock Plan (and their nominees) fail to constitute a majority of the Board of Directors, (iii) a consolidation or merger of the company occurs as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are owned by persons who were owners of our voting securities immediately before the merger or consolidation, (iv) the sale or transfer of substantially all of our assets to any entity that is not an affiliate of ours, or (v) the complete liquidation or dissolution of the company.

Amendments, Termination. Our Board of Directors may at any time amend or terminate the Stock Plan. However, any amendment of the Stock Plan will not be effected without stockholder approval if and to the extent required by law or the requirements of an applicable securities exchange.

Federal Income Consequences. Following is a summary of the federal income tax consequences of option and restricted stock award grants under the Stock Plan. Recipients of options and/or restricted stock awards granted under the Stock Plan are advised to consult their personal tax advisors with respect to the exercise of an option or the receipt of a restricted stock award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options. The Code treats incentive stock options and non-qualified stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the Stock Plan, nor will we be entitled to a tax deduction at that time.

Generally, upon exercise of a non-qualified stock option, an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a non-qualified stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years form the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of our common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Restricted Stock Awards. Generally, absent an election to be taxed currently under Section 83(b) of the Code (a "Section 83(b) Election"), there will be no federal income tax consequences to either the recipient or us upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and we generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and we generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Tax Withholding. As and when appropriate, we will require each recipient of an option or other award under the Stock Plan to pay any federal, state or local taxes required by law to be withheld.

New Plan Benefits

The following options and restricted stock awards have been granted to the following persons and groups under the Stock Plan, as amended:

Optionee	No. of Options or Shares subject to Restricted Stock Awards Granted
Named Executive Officers:
—	—

All Current Executive Officers as a Group	—
All Current Directors who are not Executive Officers as a Group	4,700,000
Each Director Nominee:
Jim Carreker	425,000
Charles Jarvie	425,000
Kenneth Johnsen	425,000
Stephen Johnson	425,000
Steven Solomon	3,000,000
Each Associate of any of such Directors, Executive Officers or Nominees	—
Each Other Person Who Received or is to Receive 5% of Options Under Stock Option Plan	—
All Employees, Including all Current Officers Who are Not Executive Officers, as a Group	—

The following table provides information about our common stock that may be issued upon the exercise of options under the Stock Plan, as of July 1, 2008. The Stock Plan is our only equity compensation plan in existence. No warrants may be granted, or are outstanding, under the Stock Plan.

Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Stockholders
Equity Compensation Plans Not Approved by Stockholders	1,957,952	$0.59	4,703,520
TOTAL	1,957,952	$0.59	4,703,520

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE
AMENDMENT TO THE COMPANY’S 2006 STOCK INCENTIVE PLAN DESCRIBED
ABOVE IN PROPOSAL 3.

PROPOSAL 4: AMEND AND RESTATE THE
CERTIFICATE OF INCORPORATION

 (Proposal No. 4)

On July 1, 2008, our Board of Directors adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to change the name of the Company from “Boo Koo Holdings, Inc.” to “Performing Brands, Inc.” A copy of the Certificate of Amendment is attached hereto as Annexure A. The Board of Directors determined that, due to strategic considerations, it is in the best interest of the Company and its stockholders to re-brand the business of the Company under the name “Performing Brands, Inc.”

The ticker symbol of the Company (BOKO.OB) is expected to change as a result of the proposed name change. We will publicly announce the new ticker symbol at such time as we receive it.

Stockholders will not be required to submit their stock certificates for exchange as a result of this proposed name change. Following the effective date of the amendment changing the Company’s name, all new stock certificates issued by the Company will be overprinted with the Company’s new name.

If stockholders approve the proposal at the Annual Meeting, the Company will implement the name change on or about August 8, 2008.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE CERTIFICATE OF AMENDMENT.

STOCKHOLDER PROPOSALS

Stockholder Proposals

Stockholders interested in presenting a proposal for consideration at our 2009 Annual Meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

ANNUAL REPORT

Copies of our Annual Report on Form 10-KSB (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Corporate Secretary, Boo Koo Holdings, Inc., 4951 Airport Parkway, #660. Addison, TX 75001. A request for a copy of our Annual Report on Form 10-KSB must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on July 3, 2008. Exhibits to the Form 10-KSB will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2007 and certain other related financial and business information are contained in our 2007 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors Stephen C. Ruffini Chief Operating Officer, Chief Financial Officer and Secretary

Addison, Texas
July 16, 2008

 BOO KOO HOLDINGS, INC

This Proxy is Solicited on Behalf of the Board of Directors
For The Annual Meeting of Stockholders on August 8, 2008

The undersigned hereby appoints Stephen C. Ruffini and Steven B. Solomon, and each of them as proxies, each with full power of substitution and authorizes them to represent and to vote as designated on the reverse side of this form, all the shares of Common Stock of Boo Koo Holdings, Inc. held of record by the undersigned on July 3, 2008, at the Annual Meeting Stockholders to be held on August 8, 2008, at 10:00 a.m. local time at InterContinental Hotel, 15201 Dallas Parkway, Addison, TX 75001, or any adjournment or postponement of such meeting.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

BOO KOO HOLDINGS, INC.

August 8, 2008

Please date, sign and mail your
proxy card in the envelope provided as soon as possible!

êPlease detach along perforated line and mail in the envelope providedê

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR ALL OF THE PROPOSALS.
Please Mark Your Vote In Blue Or Black As Shown Here☒

1.	TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL HAVE BEEN DULY ELECTED AND QUALIFIED;
☐FOR   ☐AGAINST

2.	TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008;
☐FOR   ☐AGAINST

3.
APPROVE AN AMENDMENT TO OUR 2006 STOCK INCENTIVE PLAN (THE "STOCK PLAN") TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER THE STOCK PLAN FROM 8,000,000 TO 12,000,000 AND TO PROPORTIONALLY INCREASE THE LIMITATION ON INDIVIDUAL AWARDS FROM 2,892,000 TO 4,338,000;

☐FOR   ☐AGAINST

4.	APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO PERFORMING BRANDS, INC.; AND
☐FOR   ☐AGAINST

5.	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUALMEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

_______________________________                           ____________________     Dated:
______________________, 2008
(SIGNATURE)                                               (SIGNATURE, IF HELD JOINTLY)

NOTE:
Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

Annexure A
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Boo Koo Holdings, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article One of the Certificate of Incorporation so that, as amended, said Article shall be and read as follows:

"1. The name of the Corporation is Performing Brands, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, said amendment was submitted for stockholder approval at an annual meeting of the stockholders of said corporation and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this _______ day of __________, 2008.

By:_______________________________________
Authorized Officer
Title: ____________________________________
Name: ____________________________________
(Print or Type)